Exhibit 5.1

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201 | T 214.964.9500 | F 214.964.9501

Holland & Knight LLP | www.hklaw.com

May 10, 2024

Riley Exploration Permian, Inc.
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement includes (i) a base prospectus (the “Base Prospectus”) relating to the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering:

(1)

Shares of common stock, par value $0.001 per share, of the Company (“Common Stock”);

(2)

Shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”);

(3)

Debt securities of the Company, which may be either senior or subordinated and which may be issued in one or more series, consisting of notes, debentures or other evidence of indebtedness (“Debt Securities”);

(4)

Warrants for the purchase of Common Stock or Preferred Stock (“Warrants”);

(5)

Rights to purchase Common Stock or Preferred Stock (“Rights”);

(6)

Units (“Units” and, together with Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, “Primary Securities”) consisting of two or more of the types of Primary Securities described above; and

(7)

Such indeterminate amount of Primary Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, Primary Securities; and

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Riley Exploration Permian, Inc.
May 10, 2024

(ii) a resale prospectus (the “Resale Prospectus”) contained in the Registration Statement which covers the offer and sale of 12,037,813 shares of Common Stock (the “Resale Shares” and together with the Primary Securities, the “Securities”) by the selling stockholders identified therein (the “Selling Stockholders”).

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i)

The First Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

(ii)

The Third Amended and Restated Bylaws of the Company (the “Bylaws”).

(iii)

The Second Amended and Restated Registration Rights Agreement, dated as of October 7, 2020, by and among the Company and the Selling Stockholders or their assignors, relating to the shares of Common Stock to be offered and sold by the Selling Stockholders under the Resale Prospectus.

(iv)

The Registration Statement, including the Base Prospectus and the Resale Prospectus.

(v)

The form of Indenture related to certain Debt Securities and incorporated by reference in the Registration Statement (the “Indenture”).

(vi)

The records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

The Indenture, any warrant agreement relating to the Warrants (a “Warrant Agreement”), any rights agreement relating to the Rights (a “Rights Agreement”), any agreement relating to the Units (a “Units Agreement”), and any definitive purchase, underwriting, sales or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)

The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)

The authenticity of the originals of the documents submitted to us.

Riley Exploration Permian, Inc.
May 10, 2024

(iii)

The conformity to authentic originals of any documents submitted to us as copies.

(iv)

As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the other Transaction Documents and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)

That, at the time when any Primary Security is issued by the Company:

(A)

(1)

if such Primary Security is a Debt Security, the applicable Indenture;

(2)

if such Primary Security is a Warrant, a Warrant Agreement;

(3)

if such Primary Security is a Right, a Rights Agreement;

(4)

if such Primary Security is a Unit, a Units Agreement; and

(5)

any applicable Purchase Agreement,

shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Primary Security shall have been issued pursuant to the applicable foregoing agreements.

(B)

The Company is duly incorporated and validly existing under the laws of the State of Delaware.

(C)

The Company shall have full corporate power to execute, deliver and perform the applicable Transaction Documents to which it is a party and issue such Primary Security, and shall have duly executed and delivered such applicable Transaction Documents.

(D)

The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and the issuance of such Primary Security (and, in the case of Rights and Units, of the Primary Securities that are components of such Rights and Units) and any Primary Security that may be issuable upon the exercise, conversion or exchange thereof, shall have been duly authorized by all necessary corporate action and shall not contravene the Certificate of Incorporation or the Bylaws.

Riley Exploration Permian, Inc.
May 10, 2024

(E)

The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and the issuance of such Primary Security, will not:

(1)

violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(2)

result in any conflict with or breach of any agreement or document binding on it.

(F)

No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on the Company, any third party) shall be required for the due execution, delivery or performance by the Company of any applicable Transaction Document to which it is a party or for the issuance of such Primary Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(G)

The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(H)

A supplement to the Base Prospectus (a “Prospectus Supplement”), shall have been prepared and filed with the Commission describing such Primary Security.

(I)

Such Primary Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(J)

If such Primary Security is Common Stock or Preferred Stock, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Certificate of Incorporation.

(K)

Any Primary Security issuable upon conversion, exchange or exercise of such Primary Security shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(L)

If such Primary Security is a series of Preferred Stock or is convertible into or exchangeable or exercisable for a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by the Board of Directors) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and a certificate of designation with respect to such series shall have been duly filed with the Secretary of State of the State of Delaware.

(M)

The applicable Transaction Documents relating to such Primary Security shall be governed by the laws of the State of New York.

Riley Exploration Permian, Inc.
May 10, 2024

(N)

Such Primary Security, if other than Common Stock or Preferred Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Company and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(O)

If such Primary Security is other than Common Stock, the terms of such Security (and any Primary Securities that are components thereof or issuable upon the exercise, conversion or exchange thereof) shall have been duly established in conformity with the applicable Transaction Document.

(P)

The Company shall not have been induced by fraud to enter into any Transaction Document.

(vi)

That, at the time when any Resale Shares are offered by the Selling Stockholders under the Resale Prospectus:

(A)

The Company is duly incorporated and validly existing under the laws of the State of Delaware.

(B)

The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(C)

A Prospectus Supplement to the Resale Prospectus shall have been prepared and filed with the Commission describing such Resale Shares.

(D)

The Resale Shares offered shall have been sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations herein set forth herein, we are of the opinion that:

1.

With respect to any share of Common Stock being registered as a Primary Security under the Registration Statement, when:

(a)

a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of such other Primary Security or the agreement governing such other Primary Security and providing for the conversion, exchange or exercise thereof, and

Riley Exploration Permian, Inc.
May 10, 2024

(b)

the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.

2.

With respect to any share of any series of Preferred Stock being registered as a Primary Security under the Registration Statement, when:

(a)

a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of such other Primary Security or the agreement governing such other Primary Security and providing for the conversion, exchange or exercise thereof, and

(b)

the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of such series of Preferred Stock), shall have been paid, such share shall have been validly issued, fully paid, and non-assessable.

3.

With respect to any Debt Security being registered as a Primary Security under the Registration Statement, when:

(a)

the applicable Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and

(b)

the consideration for such Debt Security provided for in the applicable Purchase Agreement shall have been paid,

such Debt Security shall have been validly issued and shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

4.

With respect to any Warrant being registered as a Primary Security under the Registration Statement, when:

(a)

the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement,

(b)

the consideration provided for in the applicable Purchase Agreement shall have been duly paid, and

(c)

the exercise price payable in upon exercise thereof shall be at least equal to the aggregate par value of the Preferred Stock or Common Stock to be issued upon such exercise,

Riley Exploration Permian, Inc.
May 10, 2024

such Warrant shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.

With respect to any Right or Unit being registered as a Primary Security under the Registration Statement, when:

(a)

the terms of such Right or Unit and of its issuance and sale shall have been duly established in conformity with the applicable Rights Agreement, in the case of such Right, or the applicable Units Agreement, in the case of such Unit, and

(b)

the consideration provided for in any applicable Purchase Agreement shall have been duly paid and, if Preferred Stock or Common Stock shall be components of such Right or Unit, shall be in an amount at least equal to the aggregate par value of the Preferred Stock or Common Stock that are components of such Right or Unit, such Right or Unit, as applicable, shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.

The Resale Shares are validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)

Our opinions are limited to the General Corporation Law of the State of Delaware (in each case including all reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

(b)

Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

(c)

Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d)

We express no opinion with respect to the enforceability of disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages or payments that would constitute penalties, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, or any provisions having the effect of modifying a statute of limitations.

Riley Exploration Permian, Inc.
May 10, 2024

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP